January 28, 2025

Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, NV 89148

Re:    Proposed Issuance, Offer and Sale of Shares of Common Stock of Axos Financial, Inc.

Ladies and Gentlemen:

We have served as counsel to Axos Financial, Inc., a Delaware corporation (the “Company”), in connection with: (a) that certain Registration Statement on Form S-3ASR, Registration No. 333-277514 (as amended, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 29, 2024, which provides for the registration of the issuance, offer and sale of securities, including shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate offering price of up to $500,000,000, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); and (b) the proposed issuance, offer and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of shares of Common Stock having an aggregate offering price of up to $150,000,000 (the “Shares”), which are to be issued, offered and sold pursuant to (i) the Registration Statement, as amended by a certain prospectus supplement, dated January 28, 2025 (the “Prospectus Supplement”), and (ii) that certain Equity Distribution Agreement, dated as of January 28, 2025, by and among the Company and Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (the “Distribution Agreement”), which will be filed by the Company with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated January 28, 2025 (the “Form 8-K”).

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, the Prospectus Supplement, the Distribution Agreement, the Company’s Certificate of Incorporation and all amendments thereto (the “Certificate of Incorporation”), the Amended and Restated By-laws (the “By-Laws”) and statements we have received from officers and representatives of the Company. As to certain factual matters, we have relied upon certificates of officers of the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

In delivering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the Prospectus Supplement has been filed with the Commission; (vi) the Company will issue and deliver the Shares in the manner contemplated by the Registration Statement, the Prospectus Supplement and the Distribution Agreement; and (vii) the Shares will be issued in compliance with applicable federal and state securities laws.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares to be sold by the Company as described in the Distribution Agreement have been duly authorized for issuance, sale and delivery pursuant to the Distribution Agreement and, when issued and delivered by the Company pursuant to the Distribution Agreement against payment of the consideration provided for therein, will be validly issued, fully paid and non-assessable.

Our opinions set forth above are limited to the Federal laws of the United States of America and the General Corporation Law of the State of Delaware. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of our name wherever it appears in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or the Prospectus Supplement, including this opinion as an exhibit or otherwise. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act in connection with the filing of the Registration Statement, the Prospectus Supplement and the Form 8-K and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ THOMPSON COBURN LLP

Thompson Coburn LLP